Exhibit 10.17

THIRD AMENDMENT TO THE

DYNEGY INC. EXECUTIVE SEVERANCE PAY PLAN

WHEREAS, Dynegy Inc., an Illinois corporation (“Dynegy Illinois”) and certain subsidiaries and affiliated entities have heretofore established and maintained the Dynegy Inc. Executive Severance Pay Plan (the “Executive Plan”);

WHEREAS, Dynegy Illinois has heretofore amended and restated the Executive Plan, effective February 1, 2005, and has subsequently amended such amended and restated Executive Plan, on behalf of itself and all of its subsidiaries and affiliated entities that participate in the Executive Plan;

WHEREAS, Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006 (the “Merger Agreement”);

WHEREAS, pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois will become a wholly-owned subsidiary of a newly-formed Delaware corporation, named “Dynegy Inc.” (“Dynegy Inc.”), and Dynegy Illinois will thereafter be renamed “Dynegy Illinois Inc.”, as of the Effective Time specified in the Merger Agreement (the “Effective Time”);

WHEREAS, in connection with the completion of such transactions, the Board of Directors of Dynegy Illinois and Dynegy Inc. have approved the adoption, assumption and sponsorship of the Plan by Dynegy Inc.;

WHEREAS, immediately after the Effective Time, Dynegy Illinois will withdraw as the sponsor of the Executive Plan and Dynegy Inc. will assume sponsorship of the Executive Plan;

WHEREAS, Article VI of the Executive Plan provides that Dynegy Illinois may amend the Executive Plan at any time;

NOW THEREFORE, the Executive Plan is hereby amended as follows:

1. Section I of the Executive Plan is hereby amended in its entirety to provide as follows, effective immediately after the Effective Time:

“Dynegy Inc., an Illinois corporation (‘Dynegy Illinois’), and its participating subsidiaries and affiliated entities originally established the Dynegy Inc. Executive Severance Pay Plan effective as of November 7, 2001, to provide severance benefits for certain eligible employees whose employment is terminated involuntarily under certain conditions. Dynegy Illinois amended such Plan in certain respects and restated it in the form of the

Dynegy Inc. Executive Severance Pay Plan (the ‘Executive Plan’), as amended and restated effective February 1, 2005 (the ‘Effective Date’); provided, however, that such amendment and restatement of the Executive Plan was not intended to amend or otherwise modify any supplement specifically referring to the Executive Plan that was effective as of the Effective Date and any such supplement remained effective in accordance with its terms on and after the Effective Date. As of February 1, 2005, unless an employee is covered by an agreement or plan recognized and administered by the Company, the only Company severance benefits for employees eligible to participate in the Executive Plan are those offered under the Executive Plan, as amended and restated February 1, 2005, together with any amendments thereto, and any supplement specifically referring to the Executive Plan that is effective on or after February 1, 2005.

Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006 (the ‘Merger Agreement’). Pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois became a wholly-owned subsidiary of a newly-formed Delaware corporation, named ‘Dynegy Inc. (‘Dynegy Inc.’), and Dynegy Illinois was thereafter renamed ‘Dynegy Illinois Inc.’, as of the Effective Time specified in the Merger Agreement (the ‘Effective Time’).

Effective immediately after the Effective Time, Dynegy Illinois withdrew as the sponsor of the Executive Plan and Dynegy Inc. adopted and assumed the sponsorship of the Executive Plan. The term ‘Company’ shall include Dynegy Inc. and each of its subsidiaries and affiliated entities that participate in the Executive Plan. The participating subsidiaries and affiliated entities are listed on Attachment A.”

2. The second paragraph of Section II.A. of the Executive Plan is hereby amended in its entirety to provide as follows, effective immediately after the Effective Time:

“The Company, upon written approval of the Plan Administrator, in its sole discretion, may grant participation eligibility due to an employment termination for additional reasons within the policy or guidelines of the Company and approved by the Executive Vice President, Administration of Dynegy Inc., or the individual who, at the time in question, is the highest ranking officer over administration in Dynegy Inc.”

3. The last sentence of the first paragraph of Section VI of the Executive Plan is hereby amended in its entirety to provide as follows, effective immediately after the Effective Time:

“Any amendment to the Executive Plan must be signed by the Executive Vice President, Administration of Dynegy Inc., or the individual who, at the time in question, is the highest ranking officer over administration in Dynegy Inc.”

4. Section IX of the Executive Plan is hereby amended in its entirety to provide as follows, effective immediately after the Effective Time:

“The Executive Plan is a welfare benefit plan providing benefits from the general assets of the Company. Dynegy Inc. is the plan sponsor. The Plan Year is from January 1 to the following December 31 of each year. The plan sponsor has assigned plan number 554 to the Executive Plan. The Employer identification number for Dynegy Inc. is 20-5653152.

A.	Plan Sponsor

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

B.	Plan Administrator

Dynegy Inc. Benefit Plans Committee

c/o Executive Vice President, Administration

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

C.	Agent for Legal Service of Process

Dynegy Inc. Benefit Plans Committee

c/o Executive Vice President, Administration

Dynegy Inc,

1000 Louisiana Street, Suite 5800

Houston, Texas 77002.”

5. Except as modified herein, the Executive Plan shall remain in full force and effect. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Plan to be executed on the date indicated below, to be effective immediately after the Effective Time.

DYNEGY ILLINOIS INC. (formerly known as Dynegy Inc.), an Illinois corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

Approved and accepted:

DYNEGY INC., a Delaware corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

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